UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2012

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012, the Board of Directors of U.S. Silica Holdings, Inc. (the “Company”) approved the grant of shares of restricted stock pursuant to the Company’s 2011 Incentive Compensation Plan (the “Plan”) to certain executive officers, including the Company’s principal executive officer and certain executive officers who were named in 2011 Summary Compensation Table included in the Company’s Form 10-K for the year ended December 31, 2011. Each restricted stock award vests in four equal installments on each of May 6, 2013, 2014, 2015 and 2016. The principal executive officer and the named executive officers of the Company set forth below were granted shares of restricted stock as follows:

Name and Title	Number of Shares of Restricted Stock Granted

Bryan A. Shinn President and Chief Executive Officer	19,000

Bradford B. Casper Vice President of Strategic Planning	12,000

Michael L. Winkler Vice President of Operations	12,000

The terms of the foregoing grants are consistent with the Plan and form of restricted stock agreement filed as Exhibits 10.14 and 10.16, respectively, to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed August 29, 2011 (File No. 333-175636).

Item 7.01	Regulation FD Disclosure.

A copy of material that will be used in investor presentations delivered by representatives of U.S. Silica Holdings, Inc. (the “Company”) from time to time beginning on November 7, 2012 and ending December 31, 2012, is furnished as Exhibit No. 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Company will be reaffirming its full year 2012 guidance during these presentations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

99.1	Investor Presentation Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012

U.S. SILICA HOLDINGS, INC.

/s/ William A. White
William A. White
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Presentation Material